February 10, 2009

Office of Insurance Products
Division of Investment Management
U.S. Securities and Exchange Commission (the “Commission”)

100 F. Street, N.E.
Washington, D.C. 20549

Re:      WRL Series Life Account (Separate Account)
     Western Reserve Life Assurance Co. of Ohio (Depositor)
     Form N-6 – Initial Registration filed on 02/09/2009
     1940 Act Number – 811-4420

Dear Commissioners:

     On February 9, 2009, a Form N-6 filing was submitted to the Commission (Accession Number: 0000778209-09-000008) on behalf of the Registrant.

     This Registration was inadvertently submitted only under the Investment Company Act of 1940 (the “1940 Act”), but it should have been submitted under both the 1940 Act and the Securities Act of 1933 (the “1933 Act”). To remedy this error, we have renamed the class identifier that was included in the February 9, 2009 N-6 filing and will submit a new N-6 Registration filing to the Commission on behalf of WRL Associate Freedom Elite Builder under both the 1933 Act and the 1940 Act.

No securities were sold in connection with the offering contemplated by the prospectus contained in the February 9, 2009 initial registration statement as the filing has not been declared effective, nor did it become automatically effective.

     If you have any questions regarding the filings, please do not hesitate to call Art Woods, Esq. at 727-299-1830 or me at 727-299-1747.

                                                                                              Sincerely,

                                                                                              /s/ Gayle A. Morden
                                                                                             Gayle A. Morden
                                                                                             Compliance Manager - Life Products